Exhibit 99.1

Lydall, Inc	Telephone 860-646-1233
One Colonial Road	Facsimile 860-646-4917
Post Office Box 151	www.lydall.com
Manchester, CT 06045-0151

NewsRelease

LYDALL ANNOUNCES NEW $35 MILLION REVOLVING LINE OF CREDIT

MANCHESTER, CT – June 17, 2011 – LYDALL, INC. (NYSE: LDL) announced  today that it has entered into an agreement with Bank of America, N.A. for a five-year, $35 million revolving credit facility (“bank agreement”).

This credit facility replaces the Company’s prior $35 million asset-based lending facility with another lender that was scheduled to expire in March 2012.  The new bank agreement includes lower interest rates and other improved terms, such as fewer borrowing restrictions.  The facility is subject to customary covenants, including meeting EBITDA milestones and liquidity ratios.  As of June 16, 2011, Lydall had no outstanding borrowings.

Dale Barnhart, President and CEO of Lydall, said, “This new credit facility represents Bank of America’s confidence in Lydall, and we look forward to partnering with them in the coming years.  The flexibility that this agreement offers the Company will support both our operating needs and our strategic growth initiatives throughout its term.”

Lydall, Inc. is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut.  The Company, with operations in the U.S., France, the Netherlands and Germany and sales offices in the U.S., Europe, and Asia, focuses on manufacturing specialty engineered products for the thermal/acoustical and filtration/separation markets is a registered trademark of Lydall, Inc. in the U.S. and other countries.  All product names are trademarks of Lydall, Inc. or Charter Medical, Ltd.

Cautionary Note Concerning Factors That May Affect Future Results

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. Forward-looking statements generally may be identified through the use of language such as “believes,” “expects,” “may,” “plans,” “projects,” “estimates,” “anticipates,” “targets,” “forecasts” and other words of similar meaning in connection with the discussion of future operating or financial performance. The Company believes that all forward-looking statements included in this press release are based on reasonable assumptions, however, all such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. Stockholders are referred to Lydall's 2010 Annual Report on Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations – Cautionary Note Concerning Factors That May Affect Future Results" and “Risk Factors,” which outline certain risks and uncertainties regarding the Company's forward-looking statements. Such risks and uncertainties include, among others, worldwide economic cycles that affect the markets in which the businesses serve could affect demand for the Company’s products and impact the Company’s profitability. Among other factors, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, swings in consumer confidence and spending, unstable economic growth and fluctuations in unemployment rates could cause economic instability and could have a negative impact on the Company’s results of operations and financial condition. The manufacturing inefficiencies at the Company’s North American automotive facility may continue to negatively impact gross margins and operating income in the future, and the gross margins for fiber based products disclosed in this release involve estimates and judgments in order to allocate certain costs to fiber based products. Also, the Company’s ability to borrow funds from its domestic credit facility may be limited. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements contained in this press release, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. For further details on these risks and other pertinent information on Lydall, copies of the Company's Forms 10-K, 10-Q and 8-K are available on Lydall's web site, www.lydall.com. Information may also be obtained from the Company Contact: Erika G. Turner, Vice President, CFO and Treasurer, One Colonial Road, Manchester, CT 06042; Telephone 860-646-1233, email: investor@lydall.com.

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